EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS AND/OR MANAGERS OF REPORTING PERSONS

Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company and The Coca-Cola Export Corporation; and the directors and/or managers of Coca-Cola de Chile S.A. and Servicios y Productos Para Bebidas Refrescantes S.R.L. (formerly known as Coca-Cola de Argentina S.A.). Except as indicated below, each such person is a citizen of the United States. None of the directors, executive officers and managers named below beneficially own any Common Stock of Embotelladora Andina S.A. Directors of a named corporation who are also executive officers of that corporation are indicated by an asterisk. Except as indicated below, the business address of each director, executive officer and manager named below is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Muhtar Kent*	Chairman of the Board of Directors, President and Chief Executive Officer of The Coca-Cola Company
Herbert A. Allen	President, Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm	Allen & Company Incorporated 711 Fifth Avenue New York, NY 10022
Ronald W. Allen	Chairman of the Board, President and Chief Executive Officer of Aaron’s Inc.	Aaron’s, Inc. 309 East Paces Ferry Road Suite 1100 Atlanta, GA 30305
Ana Patricia Botín
Chief Executive Officer and a Director of Santander UK plc, a leading financial services provider in the United Kingdom, and a subsidiary of Banco Santander, S.A., a global multinational bank
Ms. Botín is a citizen of Spain.
Santander UK plc 2 Triton Square Regent’s Place London NW1 3AN United Kingdom
Howard G. Buffett	President of Buffett Farms and President of the Howard G. Buffett Foundation, a private foundation supporting humanitarian initiatives focused on agriculture, nutrition, water and conservation	Howard G. Buffett Foundation 145 North Merchant Street Decatur, IL 62523
Richard M. Daley	Managing Principal of Tur Partners LLC, an investment and advisory firm focused on sustainable solutions within the urban environment	Tur Partners LLC 900 N. Michigan Avenue Suite 1720 Chicago, IL 60611
Barry Diller	Chairman of the Board and Senior Executive of IAC/InterActiveCorp, an interactive commerce company	IAC/InterActiveCorp 555 West 18th Street New York, NY 10011
Helene D. Gayle	President and Chief Executive Officer of CARE USA, a leading international humanitarian organization	CARE USA 151 Ellis Street, N.E. Atlanta, GA 30303

[Andina 13D/A – No. 13 (Ex. 99.1)

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Evan G. Greenberg	Chairman, President and Chief Executive Officer of ACE Limited, the parent company of the ACE Group of Companies, a global insurance and reinsurance organization	ACE Group 1133 Avenue of the Americas 45th Floor New York, NY 10036
Alexis M. Herman	Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company	New Ventures, LLC 633 Pennsylvania Avenue, NW 3rd Floor Washington, D.C. 20004
Robert A Kotick	President, Chief Executive Officer and a Director of Activision Blizzard, Inc., an interactive entertainment software company	Activision Blizzard, Inc. 3100 Ocean Park Boulevard Santa Monica, CA 90405
Maria Elena Lagomasino	Chief Executive Officer and Managing Partners of WE Family Offices, a multi-family office serving global high net worth families	WE Family Offices Rockefeller Center 1270 Avenue of the Americas Suite 2101 New York, NY 10020
Sam Nunn	Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a nonprofit organization working to reduce the global threats from nuclear, biological and chemical warfare	Sam Nunn School of International Affairs Georgia Institute of Technology 781 Marietta Street, N.W. Atlanta, GA 30318
James D. Robinson III	Co-Founder and General Partner of RRE Ventures, LLC, a private information technology-focused venture capital firm, and President, JD Robinson, Inc., a strategic advisory firm	RRE Ventures, LLC 130 East 59th Street, 17th Floor New York, NY 10022
Peter V. Ueberroth	Investor and Chairman of the Contrarian Group, Inc. a business management company	The Contrarian Group, Inc. 5 San Joaquin Plaza Suite 330 Newport Beach, CA 92660

[Andina 13D/A – No. 13 (Ex. 99.1)

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Muhtar Kent	Chairman of the Board of Directors, President and Chief Executive Officer of The Coca-Cola Company
Ahmet C. Bozer	Executive Vice President of The Coca-Cola Company and President of Coca-Cola International
Alexander B. Cummings	Executive Vice President and Chief Administrative Officer of The Coca-Cola Company
J. Alexander M. Douglas, Jr.	Senior Vice President and Global Chief Customer Officer of The Coca-Cola Company and President of Coca-Cola North America
Ceree Eberly	Senior Vice President and Chief People Officer of The Coca-Cola Company
Irial Finan	Executive Vice President of The Coca-Cola Company and President, Bottling Investments and Supply Chain Mr. Finan is a citizen of Ireland.
Bernhard Goepelt	Senior Vice President, General Counsel and Chief Legal Counsel of The Coca-Cola Company Mr. Goepelt is a citizen of Germany.
Nathan Kalumbu	President of the Eurasia and Africa Group of The Coca-Cola Company Mr. Kalumbu is a citizen of Zimbabwe.
James Quincey	President of the Europe Group of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom.
Atul Singh	Group President of Asia for The Coca-Cola Company
Brian Smith	President of the Latin America Group of The Coca-Cola Company
Joseph V. Tripodi	Executive Vice President and Chief Marketing and Commercial Officer of The Coca-Cola Company

[Andina 13D/A – No. 13 (Ex. 99.1)

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Clyde C. Tuggle	Senior Vice President and Chief Public Affairs and Communications Officer of The Coca-Cola Company
Kathy N. Waller	Executive Vice President and Chief Financial Officer of The Coca-Cola Company
Guy Wollaert	Senior Vice President and Chief Technical and Innovation Officer of The Coca-Cola Company Mr. Wollaert is a citizen of Belgium.

[Andina 13D/A – No. 13 (Ex. 99.1)

DIRECTORS OF THE COCA-COLA EXPORT CORPORATION

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Robert J. Jordan, Jr.*	Vice President and General Tax Counsel of The Coca-Cola Company
Larry M. Mark*	Vice President and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF THE COCA-COLA EXPORT CORPORATION (“TCCEC”)

NAME AND POSITION WITH TCCEC	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Muhtar Kent President and Chief Executive Officer	Chairman of the Board of Directors, President and Chief Executive Officer of The Coca-Cola Company
Bernhard Goepelt Vice President and General Counsel	Senior Vice President, General Counsel and Chief Legal Counsel of The Coca-Cola Company Mr. Goepelt is a citizen of Germany.
Marie D. Quintero-Johnson Vice President	Vice President and Director, Mergers and Acquisitions, The Coca-Cola Company
Robert J. Jordan, Jr. Vice President and General Tax Counsel	Vice President and General Tax Counsel of The Coca-Cola Company
Stephen A. Kremer Vice President	Deputy General Tax Counsel of The Coca-Cola Company
Larry M. Mark Vice President and Controller	Vice President and Controller of The Coca-Cola Company
Robin Moore Vice President	Vice President of The Coca-Cola Company
Christopher P. Nolan Vice President and Treasurer	Vice President and Treasurer of The Coca-Cola Company
Kathy N. Waller Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer of The Coca-Cola Company

[Andina 13D/A – No. 13 (Ex. 99.1)

MANAGERS OF SERVICIOS y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Eugenio Bedolla Manager	Finance Manager, Latin America Group, South Latin Business Unit of The Coca-Cola Company Mr. Bedolla is a citizen of Mexico.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA
Roberto Tueber Chavez Manager	Technical Vice President, South Latin Business Unit of The Coca-Cola Company Mr. Chavez is a citizen of Chile.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA
John Murphy Manager	President, South Latin Business Unit, Latin America Group of The Coca-Cola Company Mr. Murphy is a citizen of Ireland.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA
Dino Troni Manager	General Manager, Argentina FU, South Latin Business Unit of The Coca-Cola Company Mr. Troni is a citizen of Chile.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA
Ruben Asorey Alternate Manager	Outside counsel to The Coca-Cola Company Mr. Asorey is a citizen of Argentina.	Asorey & Navarrine Cerrito 1136 – Piso 10 Buenos Aires C1010AAX ARGENTINA

[Andina 13D/A – No. 13 (Ex. 99.1)

DIRECTORS OF COCA-COLA DE CHILE S.A.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
John Murphy	President South Latin Business Unit of The Coca-Cola Company Mr. Murphy is a citizen of Ireland.	Paraguay 733 Buenos Aires C1057AAI ARGENTINA
Jorge Garduño	General Manager, Chile The Coca-Cola Company Mr. Garduño is a citizen of Mexico.	Chile Region Office Avda. Kennedy 5757 - Piso 12 Santiago de Chile CHILE
Alfredo Canales Dávila	Finance Manager, Chile The Coca-Cola Company Mr. Canales is a citizen of Mexico.	Chile Region Office Avda. Kennedy 5757 – Piso 12 Santiago de Chile CHILE

EXECUTIVE OFFICERS OF COCA-COLA DE CHILE S.A. (“Coca-Cola Chile”)

NAME AND POSITION WITH COCA-COLA CHILE	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Jorge Garduño General Manager	General Manager, Chile of The Coca-Cola Company Mr. Garduño is a citizen of Mexico.	Chile Region Office Avda. Kennedy 5757 - Piso 12 Santiago de Chile CHILE

[Andina 13D/A – No. 13 (Ex. 99.1)